                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)



                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 7                                   Trade Date: 11/03/03
(To Prospectus dated September 8, 2003 and Prospectus      Issue Date: 11/06/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is November 4, 2003



         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGQ1              $5,125,000.00              5.00%                 11/15/17                 100%


    Interest Payment
       Frequency                                                                Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
    ----------------        -----------------    -------------------------     --------------------------------
        monthly                    Yes                    Yes                           100% 11/15/04
       (12/15/03)                                                                  semi-annually thereafter


                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------            -----------            -----------                ------              -----------
     $5,040,437.50             $84,562.50                $3.00             ABN AMRO Financial
                                                                             Services, Inc.